Exhibit 10.5

Execution Copy

AMENDMENT NO. 10

TO THE

UPS QUALIFIED STOCK OWNERSHIP PLAN

AND TRUST AGREEMENT

WHEREAS, United Parcel Service of America, Inc. and certain of its affiliated companies established the UPS Qualified Stock Ownership Plan and Trust (“Plan”) effective as of January 1, 1998 to provide their eligible employees with a matching contribution invested in the common stock of UPS (“UPS Stock”) and to permit eligible employees to transfer amounts from the UPS Savings Plan to the Plan for the Purpose of investing in UPS Stock; and

WHEREAS, this amendment to the Plan is adopted to account for certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 by providing that the automatic cash-out provisions of the Plan are limited to vested accrued benefits, the present value of which is less than $1,000;

NOW THEREFORE, pursuant to the authority vested in the Board by Section 12.1 of the Plan, the Plan is hereby amended as follows:

1. Section 8.2, Separation from Service, is hereby amended effective March 28, 2005 by adding the following new sentence at the end of that Section to read as follows:

Provided however, effective March 28, 2005, a lump sum payment will automatically be made to a Participant as soon as practicable, without his or her consent, if the sum of the value of his or her Account and the value of his or her account under the Savings Plan is less than $1,000.

2. Except as otherwise provided, this amendment shall be effective as of March 28, 2005.

3. Except as amended herein, the Plan as in effect before this Amendment No. 10 shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon action by its Board of Directors on this 21st day of March, 2005, has caused this Amendment No. 10 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ ALLEN HILL	/s/ MICHAEL L. ESKEW
Allen Hill Secretary	Michael L. Eskew Chairman